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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------


                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             -----------------------

                Date of report (Date of earliest event reported):
                        AUGUST 19, 2003 (AUGUST 14, 2003)


                                AURORA FOODS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         Delaware                     001-14255               94-3303521
(STATE OR OTHER JURISDICTION     (COMMISSION FILE NO.)      (I.R.S. EMPLOYER
    OF INCORPORATION OR                                  IDENTIFICATION NUMBER)
       ORGANIZATION)

         11432 Lackland Road
         St. Louis, Missouri                                           63146
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                             (ZIP CODE)




                                (314) 801 - 2300
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                       N/A
       (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF APPLICABLE)


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




ITEM 5.  OTHER EVENTS.

         In connection with the restructuring discussed in the Form 8-K of Aurora Foods Inc. (the "Company"), dated July 3, 2003, the Company has elected to defer interest payments in the aggregate amount of $9,875,000 due August 15, 2003 on both series of its outstanding 9.875% senior subordinated notes due 2007.

         The Waiver and Forbearance, dated as of August 14, 2003, to the Fifth Amended and Restated Credit Agreement, dated as of November 1999, among the Company, the financial institutions party thereto and the agents thereunder (the "August Bank Waiver") is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The August Bank Waiver was entered into in connection with the restatement discussed in Item 12 below.


ITEM 7.  EXHIBITS.


(c) Exhibits.

Exhibit No.         Description

10.1 Waiver and Forbearance, dated as of August 14, 2003, to the Fifth Amended and Restated Credit Agreement, dated as of November 1, 1999, among Aurora Foods Inc., the financial institutions parties thereto and the Agents.


ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On August 14, 2003, the Company announced its results for the second quarter ended June 30, 2003, and that its financial results for the years ended December 31, 2002 and 2001, as well as interim quarters, would be restated to reflect adjustments to deferred taxes.

         A copy of the related press release is attached hereto as Exhibit 99.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 AURORA FOODS INC.


                                                 By:  /s/ Richard A. Keffer
                                                      ------------------------
                                                 Name:    Richard A. Keffer
                                                 Title:   General Counsel and
                                                          Secretary



August 19, 2003

                                AURORA FOODS INC.
                           CURRENT REPORT ON FORM 8-K
                          REPORT DATED AUGUST 19, 2003



                                  EXHIBIT INDEX

Exhibit No.         Description

10.1 Waiver and Forbearance, dated as of August 14, 2003, to the Fifth Amended and Restated Credit Agreement, dated as of November 1, 1999, among Aurora Foods Inc., the financial institutions parties thereto and the Agents.

 99                 Press Release, dated August 14, 2003

                                                                   Exhibit 10.1

                             WAIVER AND FORBEARANCE

                  WAIVER AND FORBEARANCE, dated as of August 14, 2003 (this "Forbearance"), to the Fifth Amended and Restated Credit Agreement, dated as of November 1, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Aurora Foods Inc. (the "Company"), the financial institutions parties thereto (the "Lenders") and the Agents.

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to Company;

                  WHEREAS, Company has requested, and, upon this Forbearance becoming effective, the Lenders have agreed, to waive certain breaches of the Credit Agreement;

                  WHEREAS, Company, Lenders and Agents have entered into an Amendment and Forbearance dated as of June 30, 2003 (the "June 2003 Forbearance");

                  WHEREAS, Company, Lenders and Agents have entered into an Amendment, Forbearance and Waiver dated as of July 30, 2003 (the "July 2003 Forbearance"); and

                  WHEREAS, Company has requested, and, upon this Forbearance becoming effective, the Lenders have agreed, that the forbearance granted pursuant to the June 2003 Forbearance and the July 2003 Forbearance be modified and extended as set forth below;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

           SECTION 1. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

           SECTION 2. Waiver. Any breach by Company of subsection 6.1(iii) of the Credit Agreement as a result of its failure to deliver financial statements prepared in conformity with GAAP and without a "going concern" qualification for Fiscal Years 2001 and 2002 and any breach by Company of subsection 6.1(i) and
(ii) of the Credit Agreement as a result of its failure to deliver financial statements prepared in conformity with GAAP, and any breach by Company of the representations and warranties set forth in the Credit Agreement as a result of the foregoing (including, without limitation, the representations and warranties set forth in subsection 5.18), and any Event of Default or Potential Event of Default arising therefrom, is hereby waived.

           SECTION 3. Extension of Initial Forbearance.

           (a) Each of the Lenders agrees that, for the period from the Forbearance Effective Date to the Section 3 Termination Date (as defined below), it will not exercise any of the remedies available to it, and will not instruct the Administrative Agent to exercise or consent to the Administrative Agent exercising any of the remedies available to it, in either case, under any of the Loan Documents (including, without limitation, to accelerate the Loans or terminate the Commitments as contemplated in Section 8 of the Credit Agreement) solely as a result of the occurrence of any Event of Default or Potential Event of Default arising under subsection 8.2(i) of the Credit Agreement by virtue of the failure of Company to make any scheduled interest payment required under (i) the Indenture dated as of July 1, 1998 with Wilmington Trust Company, as Trustee, (ii) the Indenture dated as of February 10, 1997 with Wilmington Trust Company, as Trustee or (iii) the Indenture dated as of July 1, 1997 with Wilmington Trust Company, as Trustee (collectively, the "Specified Indentures"; and any such non-payment, the "Specified Indenture Defaults"). The "Section 3 Termination Date" shall be the earliest of (i) September 15, 2003, (ii) the date on which each Specified Indenture Default has been cured or waived, through amendments to the Specified Indentures or otherwise, so long as Company has delivered to the Administrative Agent five days' prior written notice of its intent to cure any Specified Indenture Default by payment, (iii) the date on which a notice of acceleration under any Specified Indenture has been delivered to Company, (iv) the date on which any other Event of Default or Potential Event of Default shall arise (other than as waived herein and in the July 2003 Forbearance) or (v) the date on which Company shall fail to satisfy any of its obligations set forth in Section 6 of the July 2003 Forbearance or the Requisite Lenders provide a notice of termination as contemplated by paragraph (e) thereof.

           (b) Each of the Lenders further agrees that any interest that would otherwise accrue pursuant to subsection 2.2E of the Credit Agreement as a result of any Specified Indenture Default shall not accrue so long as no other Event of Default or Potential Event of Default (other than as waived herein) has occurred and is continuing.

           (c) For the avoidance of doubt and notwithstanding the forbearance as granted or extended in the foregoing Section 3(a), the parties hereto hereby agree that if an Event of Default or Potential Event of Default arising as a result of any Specified Indenture Default has occurred and is continuing, in accordance with subsection 2.2D of the Credit Agreement, each Eurodollar Rate Loan shall be converted into a Base Rate Loan on the expiration date of the Interest Period applicable thereto and no Base Rate Loan may be converted into a Eurodollar Rate Loan.

           SECTION 4. Conditions to Effectiveness of Forbearance. This Forbearance shall be effective on the date on which all of the following conditions precedent have been satisfied or waived (the "Forbearance Effective Date"):

           (a) The Administrative Agent shall have received this Forbearance, executed and delivered by a duly authorized officer of each of (i) Company, (ii) the Guarantor and (iii) the Requisite Lenders;

           (b) Company shall have paid all accrued fees and expenses of counsel and other advisors to or for the benefit of the Administrative Agent then due and payable for which invoices have been presented to Company, and all interest required to be paid on the Loans in accordance with the terms of the Credit Agreement; and

           (c) After giving effect to the Forbearance, no Event of Default or Potential Event of Default shall have occurred and be continuing.

           SECTION 5. Representations and Warranties. As further consideration to induce the Lenders parties hereto to enter into this Forbearance, Company hereby represents and warrants to the Administrative Agent and all of the Lenders that the execution, delivery and performance of this Forbearance and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action and is the legally valid and binding obligation of Company, enforceable against Company in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

           SECTION 6. Release. As further consideration to induce the Lenders parties hereto to enter into this Forbearance, Company, on behalf of itself and each of its subsidiaries, represents and warrants that there are no claims, causes of action, suits, debts, obligations, liabilities or demands of any kind, character or nature whatsoever, fixed or contingent, which Company or any of its subsidiaries may have, or claim to have, against the Administrative Agent or any Lender with respect to the Credit Agreement, any other Loan Document or the transactions contemplated hereby or thereby, and Company, on behalf of itself and each of its subsidiaries, hereby releases, acquits and forever discharges the Administrative Agent and each Lender, and their respective agents, employees, officers, directors, representatives, attorneys, affiliates, successor and assigns (collectively, the "Released Parties") from any and all claims, causes of action, suits, debts, obligations, liabilities or demands of any kind, character or nature whatsoever, known or unknown, fixed or contingent, that Company or any of its subsidiaries may have, or claim to have, against each of such Released Parties with respect to the Credit Agreement, the other Loan Documents and the transactions contemplated hereby and thereby as of the Forbearance Effective Date.

           SECTION 7. Effect on the Loan Documents.

           (a) Except as specifically amended above, the Credit Agreement and all other Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

           (b) The execution, delivery and effectiveness of this Forbearance, including the waiver set forth in Section 2 hereof and the forbearance set forth in Section 3 hereof, shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any other provision of any of the Loan Documents.

           SECTION 8. Costs, Expenses and Taxes. Company agrees to pay on demand all actual and reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Forbearance and the other instruments and documents to be delivered thereunder and hereunder, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent (including allocated costs of internal counsel) with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder. Company further agrees to pay on demand all costs and expenses of the Administrative Agent and each of the Lenders, if any (including, without limitation, counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Forbearance and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses (including allocated costs of internal counsel) in connection with the enforcement of rights under this Section 8.

           SECTION 9. Affirmation of Subsidiary Guaranty, Pledge Agreement and Credit Agreement. The Guarantor hereby consents to the modification of the Credit Agreement contemplated hereby and each of Company and the Guarantor hereby acknowledge and agree that the guarantees contained in the Subsidiary Guaranty, the pledge of stock contained in the Pledge Agreement and the obligations contained in the Credit Agreement as modified hereby are, and shall remain, in full force and effect.

           SECTION 10. GOVERNING LAW. THIS FORBEARANCE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

           SECTION 11. Execution in Counterparts. This Forbearance may be executed by one or more of the parties to this Forbearance on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Forbearance signed by all the parties shall be lodged with Company and the Administrative Agent.

                   IN WITNESS WHEREOF, the parties hereto have caused this Forbearance to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.


                                       AURORA FOODS INC.

                                       By:  /s/ Ronald B. Hutchison
                                           -------------------------------
                                           Name: Ronald B. Hutchison
                                           Title:  CRO


                                       SEA COAST FOODS, INC.

                                       By:  /s/ Ronald B. Hutchison
                                           -------------------------------
                                           Name: Ronald B. Hutchison
                                           Title:  CRO

                                       JP MORGAN CHASE BANK
                                       (formerly known as The
                                       Chase Manhattan Bank), as
                                       Administrative Agent and
                                       Lender

                                       By: /s/ Michele Howe
                                           -------------------------------
                                       Name:  Michele Howe
                                       Title: Vice President

                                                                      Exhibit 99

[Aurora Foods Inc. Logo]

                                                     Contacts:  Chuck Dohrenwend
                                                                     Alan Oshiki
                                                     Broadgate Consultants, Inc.
                                                                    212-232-2222
 FOR IMMEDIATE RELEASE



                 Aurora Foods Reports Second Quarter Results and
                     Restatements Related to Deferred Taxes

   Restatements Not Expected to Affect Operating Results, Terms of Financial
         Restructuring or $200 Million Equity Investment by J.W. Childs
   -------------------------------------------------------------------------

St. Louis, August 14, 2003 - Aurora Foods Inc. (OTCBB: AURF), a producer and marketer of leading food brands, today announced results for the second quarter ended June 30, 2003 and that its financial results for the years ended December 31, 2002 and 2001, as well as interim quarters, would be restated to reflect adjustments to deferred taxes.

The restatements do not affect previously recorded net sales, operating income
(loss) or past or expected future cash tax obligations. In addition, the restatements are expected to have no effect on the Company's previously announced financial restructuring, including the $200 million equity investment in the Company by J.W. Childs Equity Partners III, L.P.

Second Quarter Results

Aurora's EBITDA (earnings before interest, taxes, depreciation, and amortization) for the quarter was $26.3 million compared with EBITDA of $(5.5) million in the same period last year. The second quarter 2003 EBITDA included charges of $4.4 million, primarily related to the corporate staff reduction announced by the Company on April 1, 2003, and $4.2 million for financial restructuring and divestiture related costs, partially offset by income of $2.7 million related to the disposition of Aurora's Yuba City, Calif. facility. The second quarter 2002 EBITDA included a charge of $30.3 million, primarily related to the closing of the Company's West Seneca, N.Y. facility.

Aurora's net sales in the second quarter 2003 were $161.1 million versus $172.9 million in the second quarter 2002. The Company's net loss in the second quarter 2003 was $14.9 million or $0.20 per share, as compared to a prior year loss, as restated, of $55.7 million or $0.78 per share. The second quarter of 2003 includes an income tax expense of $6.0 million, versus $5.1 million in the second quarter of 2002, primarily associated with recording deferred tax liabilities related to book versus tax amortization of goodwill.

In the second quarter of 2003, Aurora's unit volume was down 12.0% versus the same quarter in the prior fiscal year. The decline in unit volume is attributable to several factors. First, Aurora's shipments to its retail customers materially lagged consumption as the trade reduced inventory levels and overall weeks of supply versus the previous year. Second, Aurora's unit volume was affected by reduced marketing spending and increased competitive activity in the baking mix category as well as planned changes in the pricing strategy for Aurora's syrup business.

The Company had cash and availability under its accounts receivable facility of $26.3 million as of June 30, 2003.

Update on Business Improvement Initiatives and Financial Restructuring

"Since we began the turnaround process at Aurora last fall, we have had two key priorities," said Dale F. Morrison, Aurora's Chairman and interim Chief Executive Officer. "The first priority has been to stabilize and fix the business while the second priority has been to significantly reduce our balance sheet leverage. While many challenges remain, we are making progress on both priorities. Aurora's EBITDA performance for the second consecutive quarter was in line with the Company's 2003 business plan. In addition, we continue to make progress on the business improvement initiatives that will provide a solid foundation for future growth. The comprehensive restructuring plan announced on July 2, 2003 and the signing of the definitive agreement with J.W. Childs Equity Partners III, L.P. on July 11, 2003, are very positive steps toward achieving our second priority of deleveraging the balance sheet. We believe that the restatement will have no economic impact on the business or future operations of the Company," concluded Mr. Morrison.

John Childs, President of J.W. Childs Associates, L.P., stated "we are comfortable with the restatement and the facts underlying the restatement, and they will have no impact on our willingness to go forward with the investment as currently structured."

Under the terms of the definitive agreement, J.W. Childs will make a $200 million capital infusion in the Company in return for common stock representing approximately two thirds of the equity of the reorganized Company. In addition to entering into the definitive agreement with J.W. Childs, the Company launched its vendor lien program, is in discussions regarding the terms of a debtor-in-possession financing facility, and has been engaged in discussions with its bank group and bondholders regarding the restructuring.

"We have been moving forward on our restructuring process and remain confident that it is the best path for rationalizing the Company's capital structure and positioning Aurora for the future," said Mr. Morrison.

Restatements Related to Deferred Taxes

As a result of accounting interpretations recently conveyed to it by the Company's independent accountants, PricewaterhouseCoopers, the Company reevaluated its deferred tax accounting. The Company determined that its valuation allowance for net deferred tax assets, which had been recorded by the Company at December 31, 2002, should have been recorded at December 31, 2001, and that the Company should have provided for ongoing deferred tax liabilities subsequent to January 1, 2002 (the effective date of the adoption of SFAS (Statement of Financial Accounting Standards) 142-Goodwill and Other Intangible Assets for certain of the differences between the book and tax amortization of the Company's goodwill and indefinite lived intangibles as defined by SFAS 142. The impact of the adjustments for the year ended December 31, 2001 was to increase income tax expense and the net loss by $65.4 million. For the year ended December 31, 2002, the impact was to decrease income tax expense by $30.9 million, increase the expense recorded for the cumulative effect of the change in accounting principle by $60.8 million, all of which increased the net loss by $29.9 million. In addition, the impact on the statement of operations for the three months ended March 31, 2003 was to increase income tax expense and the net loss by $3.6 million. While provision for this deferred tax liability is required by existing accounting literature, due to the existence of net operating tax loss carry forwards, which expire at various times through the year 2022, the Company does not expect that these potential taxes will be payable in the foreseeable future, if ever.

Attached are Aurora's financial data for the second quarter ended June 30, 2003. The Company intends to reflect the necessary adjustments to all affected periods and to file the applicable amended financial statements promptly.

Use of Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company's results as determined by generally accepted accounting principles
(GAAP), the Company also discloses certain non-GAAP financial measures within the meaning of Regulation G under the federal securities laws, including EBITDA. Management believes this information is of interest to investors and facilitates more useful period-to-period comparisons of the Company's financial results. Pursuant to the requirements of Regulation G, the Company has attached a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

About Aurora Foods Inc.

Aurora Foods Inc., based in St. Louis, Missouri, is a producer and marketer of leading food brands, including Duncan Hines(R) baking mixes; Log Cabin(R), Mrs. Butterworth's(R) and Country Kitchen(R) syrups; Lender's(R) bagels; Van de Kamp's(R) and Mrs. Paul's(R) frozen seafood; Aunt Jemima(R) frozen breakfast products; Celeste(R) frozen pizza and Chef's Choice(R) skillet meals. More information about Aurora may be found on the Company's Web site at http://www.aurorafoods.com.

CAUTIONARY NOTE: Statements contained in this press release that are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from the forward-looking statements contained in this release and which may affect the Company's prospects in general. For a summary of such risks and uncertainties, see the Company's periodic reports and other filings with the Securities and Exchange Commission.